UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2012

BE Resources Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-53811	42-1737182
(State or other jurisdiction	(Commission	(I.R.S. Employer Identification No.)
of incorporation)	File Number)

360 Bay Street, Suite 500, Toronto, Ontario, Canada M5H 2V6
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (416) 361-0737

                                                           N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of February 23, 2012, BE Resources Inc.’s (the “Corporation”) President and Chief Executive Officer, Jon Pereira, began being paid a monthly salary of Cdn$10,000, of which Cdn$5,000 is paid to Mr. Pereira and the balance of which is accruing until such time as the Board of Directors of the Corporation determines that the Corporation is sufficiently stable to be able to pay the accrual.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 23, 2012, the Board of Directors approved the amendment of the Corporation’s articles of incorporation to remove Article XII in its entirety, which had named the Corporation’s prior registered agent in the United States. The Corporation has appointed CT Corporation to act as its registered agent in the United States. The amendment to the Articles of Incorporation became effective with the Colorado Secretary of State on April 18, 2012. The amendment to the articles of incorporation is attached as Exhibit 3.1.1 to this Form 8-K.

Effective April 19, 2012, the Board of Directors amended the Corporation’s Bylaws to provide that the Corporation’s annual meeting of shareholders must be held on a date not less frequent than once during every calendar year. Previously, the Bylaws provided that the annual meeting must be held on a date not less frequent than once every 365 days. The amendment to the bylaws is attached as Exhibit 3.2.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1.1	Amendment to Articles of Incorporation

3.2.1	Amendment to Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BE RESOURCES INC.

Date: April 23, 2012	By: /s/ Carmelo Marrelli
Name: Carmelo Marrelli
Title: Chief Financial Officer